Exhibit 10(y)

         AGREEMENT dated as of the 20th day of April, 1998 between Euroweb International Corp., a Delaware corporation (the "Company") and Eurus Capital Corporation, a Delaware corporation (the "Consultant").

                                   WITNESSETH;

         WHEREAS, the Company is engaged in the Internet business in Hungary and desires to expand its business into other Central European countries and in particular, into Poland; and

         WHEREAS, the Consultant maintains a general consulting business in Poland and has heretofore provided to the Company initial research services regarding the Internet business in Poland, and

         WHEREAS, the Company wishes to retain the services of the Consultant as its consultant upon the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. The Consultant shall provide research and advisory services to the Company with respect to the planning of an Internet service provider in Poland. Such services will include a preliminary market survey; advice regarding the general political, economic and regulatory conditions in Poland; consideration of possible funding sources for the Company in Poland; seeking potential joint venture partners; identifying potential acquisitions; and advice as to structuring and financing such business in Poland. Such services will be performed by Eurus Capital Corporation and/or any of its subsidiary corporations.

         2. The Consultant shall not disclose to any third party any confidential information obtained during the course of providing its services under this Agreement without the written consent of the Company.

         3. The Consultant shall provide the services covered by this Agreement as a consultant only and shall have no authority to bind or commit the Company to any contract, agreement, obligation, employment arrangement, license application, license agreement, purchase order, or any arrangement that may create any obligation for the Company.

         4. The Consultant will perform its services for the Company (including all affiliates of the Company) in respect of all Internet of the Company projects for a period of two years from the date of this Agreement.


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Euroweb International Corp
Agreement
page 2

         5. This Agreement is not transferable and all services to be provided hereunder shall be performed by officers and employees of the Consultant (including its affiliates)

         6. As consideration for such services, including all services which have been preformed heretofore, the Company shall issue options, in the form annexed hereto as Exhibit A, to the Consultant to purchase 300,000 shares of its Common Stock at a price of $1.l25 per share for a period of three years from the date hereof

         7. The Consultant shall not be required to devote any minimum amounts of time to its services hereunder.

         8. The Consultant shall not be entitled to reimbursement of any expenses except such actual incurred expenses as may be approved by the Company in advance,

         9. This Agreement shall be governed by the laws of the State of New
York.

         10. This Agreement shall have a term of two years except in respect of any considerations of confidentiality, which conditions shall remain in effect for three years from the date of this Agreement.

         11. Modifications or amendments to this Agreement shall only be considered effective if in writing and executed by duly authorized officers of both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            EUROWEB INTERNATIONAL CORP.

                                            By:

                                            EURUS CAPITAL CORPORATION

                                            By:

                              RESCISSION AGREEMENT

         Agreement dated July 10, 1998 between Euroweb International Corp., a Delaware corporation (the"Company") and Eurus Capital Corporation, a Delaware corporation (the"Consultant").

                                   WITNESSETH

         WHEREAS, the parties hereto entered into an agreement (the"Agreement") on April 20, 1998 whereby the Company retained the Consultant to perform services for it; and

         WHEREAS, the parties hereto desire to rescind the agreement ab initio;

                                 NOW, THEREFORE,

         The parties agree to rescind the Agreement ab initio.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                        EUROWEB INTERNATIONAL CORP.

                                        By:

                                        EURUS CAPITAL CORPORATION

                                        By: